Exhibit 5.2
July 2, 2010
United Maritime Group, LLC
United Maritime Group Finance Corp.
on behalf of the Company (defined below)
601 S. Harbour Island Boulevard, Suite 230
Tampa, Florida 33602

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as Louisiana counsel to U.S. United Bulk Terminal, LLC, a Louisiana limited liability company (the “Company”), which we are informed is a wholly-owned subsidiary of United Maritime Group, LLC, a Florida limited liability company (“UMG”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company, United Maritime Croup Finance Corp., a Delaware corporation (“Finance Corp.” and, together with UMG, the “Issuers”) and certain subsidiaries of UMG, including the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) covering up to $200,000,000 in principal amount of the Issuers’ 11 3/4% Senior Secured Notes due 2015 (the “Exchange Notes”) offered in exchange for all of the outstanding 11 3/4% Senior Secured Notes due 2015. The 11 3/4% Senior Secured Notes were originally issued and sold in reliance upon an exemption from registration under the Securities Act (the “Original Notes”).
     The Original Notes were issued under, and the Exchange Notes are to be issued under, the Indenture, dated as of December 22, 2009 (the “Indenture”), among the Issuers, the Guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.
     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) the Registration Statement, (ii) the Indenture, (iii) a form of the certificates representing the Exchange Notes, (iv) a form of guaranty of the Exchange Notes by the Company (the “Note Guarantee”), (v) the articles of organization of the Company, as amended to the date hereof, (vi) the amended and restated operating agreement of the Company, amended to the date hereof, and (vii) the written consent of the sole member of the Company dated December 16, 2009. As used herein, the term “Exchange Documents” refers to the Registration Statement, Indenture, the Exchange Notes and the Note Guarantee.

United Maritime Group, LLC
United Maritime Group Finance Corp.
July 2, 2010

     We have also examined originals, or copies certified or otherwise identified to our satisfaction as originals, of such agreements, documents, certificates, consents, corporate consents and statements of public officials and corporate officers and representatives and have made such investigations as we have deemed relevant and necessary in order to render the opinions contained herein. As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Exchange Documents and the documents referred to therein by the various parties thereto, and, in addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon a certificate or certificates or other written or oral advice of an official, officer, authorized representative or member of the particular governmental authority, corporation, firm or other person or entity concerned.
1. Assumptions
     In our examination, we have assumed, with your permission and without independent verification:
     1.1 the genuineness of all signatures on each of the documents examined by us;
     1.2 the legal capacity as natural persons of all natural persons who have signed documents examined by us;
     1.3 the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such copies;
     1.4 that each party to the Exchange Documents, other than the Company, is in good standing under its jurisdiction of organization and has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Exchange Documents to which it is a party;
     1.5 that the Exchange Documents have been duly authorized, executed and delivered by all parties thereto other than the Company;
     1.6 that the Exchange Documents, and the transactions evidenced thereby, are valid, binding and enforceable against all parties thereto;
     1.7 the factual accuracy and completeness of (i) all records made available to us by the Company, (ii) all certificates submitted to us, and (iii) each of the representations and warranties made in the Exchange Documents by each of the parties thereto;
     1.8 the Exchange Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder and there are no agreements or understandings, written or oral, between or among any of the parties to the Exchange Documents that would modify or amend the terms thereof; and

United Maritime Group, LLC
United Maritime Group Finance Corp.
July 2, 2010

     1.9 there has been no material mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution, delivery or performance of the Exchange Documents.
2. Opinions
     Based upon and subject to the foregoing and to the other qualifications and limitations stated herein, we are of the opinion that:
     2.1 The Indenture has been duly and validly authorized, executed and delivered by the Company.
     2.2 The Note Guarantee by the Company pursuant to the terms of the Indenture has been duly authorized by the Company.
3. Qualifications, Exceptions and Limitations.
     The opinions expressed herein are subject to the following qualifications, exceptions and limitations:
     3.1 Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Louisiana.
     3.2 We are expressing no opinion with respect to any document other than those portions of the Indenture to which the Company is bound, and are expressing no opinion as to the validity or enforceability of any document.
     3.3 We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.
     3.4 This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.
     3.5 The opinions expressed in this opinion letter are as of the date hereof and are rendered solely in connection with the transactions contemplated herein, and we express no opinion regarding, nor do we assume any obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law, circumstances or events that may occur or become effective at a later date.
     This opinion letter is furnished to the addressees of this opinion letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose. This opinion letter is rendered solely for the benefit of the addressees of this opinion letter and such other persons as are entitled to rely on it pursuant to the applicable provisions of the Securities Act and may not be relied upon by any other person without our written consent.

United Maritime Group, LLC
United Maritime Group Finance Corp.
July 2, 2010

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,
Jones, Walker, Waechter, Poitevent,
Carrère and Denègre, L.L.P.